UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 23, 1996
                                                     June 10, 1996

                          STERLING HOUSE CORPORATION
            (Exact name of Registrant as specified in its charter)

                                   1-14022
                            (Commission File Number)

                Kansas                                       48-1097141
     (State or other jurisdiction                           (IRS Employer
          of incorporation)                            Identification Number)


                         453 S. Webb Road, Suite 500
                             Wichita, Kansas 67207
	         (Address of principal executive offices, including zip code)


                                316-684-8300
          (Registrant's telephone number, including area code)

Item 5.  Other Events.

On May 23, 1996, Sterling House Corporation (the "Company") sold at par $35.0 million of 6.75% convertible subordinated debentures (the "Offering") due June 30, 2006. The debentures were sold in a private placement to selected entities which qualified as either "accredited investors" or as "qualified institutional buyers." The debentures are convertible into shares of Common Stock of the Company at the conversion price of $22.42 per share, which equates in aggregate to approximately 1,561,106 shares. The debentures are not redeemable prior to July 15, 1999, then redeemable at the option of the Company at any time in whole or in part, together with accrued and unpaid interest, in accordance with the following schedule of redemption prices (expressed as a percentage of the principal amount):

                 After                              Redemption
                July 15,                               Price
                ________                             _________
                 1999                                   102%
                 2000                                   101%
                 2001 and thereafter                    100%

National Westminster Bank PLC, New York Branch, acted as Placement Agent on behalf of the Company in connection with the Offering. The Company agreed to
(i) pay the Placement Agent a fee equal to 4.0% of the gross proceeds of the Offering; (ii) indemnify the Placement Agent against certain liabilities; and
(iii) reimburse the Placement Agent for certain out-of-pocket expenses incurred in connection with the Offering.

The Company intends to use the net proceeds of approximately $33.4 million from the Offering for the development and construction and to a lesser extent, the acquisition of additional assisted living residences.

The Company has agreed to use its best efforts, subject to the receipt of necessary information from the purchasers, to cause a registration statement with resect to the resale of the debentures and the shares of Common Stock issuable upon conversion thereof from time to time to become effective not later than November 19, 1996.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits.



Exhibit
Number        Exhibit Description

99.1 Sterling House Corporation press release dated May 17, 1996 (form of notice of an offering of securities not registered or required to be registered under the Securities Act of 1933, filed pursuant to Rule 135c(d) promulgated under the Securities Act of 1933).

                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Sterling House Corporation

                                      By: /s/Timothy J. Buchanan
                                      ___________________________
                                      Timothy J. Buchanan
                                      Chairman of the Board and
                                      Chief Executive Officer
                                      (Principal Executive Officer)



Dated: June 10, 1996

Exhibit 99.1



                      FOR IMMEDIATE RELEASE


WICHITA, Kansas, May 17, 1996 - Sterling House Corporation (ASE:SGH) today announced that it has entered into an agreement to sell at par $35.0 million of 6.75% convertible subordinated debentures due 2006. The debentures, noncallable for three years, will be convertible into common stock at a rate of $22.42 per share, which equates to an aggregate of approximately 1,561,106 shares of the Company's Common Stock. The transaction is expected to close on May 23, 1996. The Company intends to use the net proceeds from this Offering for the construction and development of additional assisted living residences.

Neither the debentures nor the common stock issuable upon conversion have been registered under the United States Securities Act of 1933. Accordingly, these securities may not be offered or sold in the United States or to any U.S. person absent registration or an applicable exemption from the registration requirements.

Sterling House Corporation is a long-term care provider offering a wide range of assisted living care and services through the ownership, operation, management and franchising of Sterling House assisted living residences.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.


Contact: Sterling House Corporation
         Timothy J. Buchanan, Chairman of the Board and CEO
         Steven L. Vick, President and Director
         (316) 684-8300